UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2012

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 25, 2012, for purposes of electing three directors, ratifying the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012, providing advisory approval of executive compensation and approving the Amended and Restated 2010 Stock Incentive Plan.  Results of shareholder voting on these matters were as follows:

	For	Withhold	Broker Non-Vote
1. Each of the following three Class II directors was elected for a three-year term expiring in 2015:
Jeffrey A. Balagna	15,536,161	888,756	1,171,617
Steven A. Sonnenberg	15,544,480	880,437	1,171,617
David S. Wichmann	15,541,197	883,720	1,171,617

	For	Against	Abstain	Broker Non-Vote
2. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012 was ratified.	17,272,266	318,377	5,971	0

3. Advisory approval of executive compensation was received.	15,232,729	345,494	846,694	1,171,617

4. The Amended and Restated 2010 Stock Incentive Plan was approved.	15,030,544	1,315,543	78,830	1,171,617

There were 18,897,289 shares of common stock entitled to vote at the meeting and a total of 17,596,534 (93.11%) shares were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: April 26, 2012	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Vice President, General Counsel and Secretary